Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this amendment Number 1 to the Registration Statement on Form S-4 of ConocoPhillips of our report dated February 22, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

July 17, 2024